EXHIBIT 10.1


                                                              Simtek Corporation
                                                     4250 Buckingham Drive  #100
                                                 Colorado Springs, CO  80907 USA
[SIMTEK LOGO]                            Tel: 719-531-9444     Fax: 719-531-9481

================================================================================

November 3, 2006

Mr. Ron Sartore
14445 Cypress Point
Poway, CA  92064

Dear Ron,

I am pleased to extend to you this offer to join Simtek Corporation ("SIMTEK") as Executive Vice-President. Your employment start date is expected to be Monday, November 13, 2006. This letter states the complete terms and conditions of your offer, and supersedes and novates any previous understandings or oral or written discussions regarding the terms and conditions of your employment. If you agree to these terms and conditions, please initial the bottom of each page and sign at the end of this letter in the space indicated.

Among other engineering and leadership duties, your main focus will be new product development. You will report to me, as President and Chief Executive Officer, and I will be primarily responsible for evaluating your performance.

In consideration for all services rendered by you in such employment, you will be paid at a monthly rate of $18,750, paid semi-monthly and subject to withholding, which equates to an annual base salary of $225,000. As of January 1, 2007, you will be eligible to participate in the Executive Incentive Compensation Plan (EICP) as established, and from time to time, amended by the Compensation Committee of the Board of Directors. By way of example, your target incentive payment at 100% performance to the goals as set forth in the EICP is 50% of your base salary, or $112,500. Calculation and payment of compensation earned on the EICP will be completed annually based on completion of goals at the end of the calendar year.

SIMTEK acknowledges and agrees that you will be provided certain other compensation related to inventions that were initiated by you prior to you becoming an employee of SIMTEK. Compensation for these inventions is shown in Exhibit A. Payment of the amounts shown on Exhibit A is subject to your making appropriate arrangements with SIMTEK for the payment of the required withholding. You hereby unconditionally and irrevocably assign, convey, transfer, and sell to SIMTEK all right, title and interest you have in and to the inventions described in Exhibit A, and represent and warrant to SIMTEK that you have not assigned, transferred, conveyed, pledged, or sold any right, title or interest in or to such inventions. You agree to execute and deliver such further documents and take such actions as SIMTEK may require in order for SIMTEK to perfect its right, title or ownership in or to any of such inventions.

Any options granted to you as a Director, prior to your date of employment with SIMTEK will remain in effect, with vesting per the normal vesting period for Directors' options. The Compensation Committee has authorized that the options granted to you as an employee will vest per the current normal vesting period (which is four years), provided that due to your time of service as a Director and consultant, the one-year cliff vesting will be waived and vesting will begin immediately at 1/48th per month.

Any hours worked or expenses incurred in conjunction with the prior consulting agreement between you and SIMTEK should be invoiced or submitted per normal procedure and will be paid in accordance with the Company's normal practice; provided however, that all such amounts shall be invoiced and paid on or before December 31, 2006.

Upon commencement of your employment with SIMTEK, the Committee that administers the 1994 Non-Qualified Stock Option intends to grant you an option to purchase up to 100,000 shares of SIMTEK Common Stock pursuant to the terms of the 1994 Non-Qualified Stock Option Plan (the "Option Plan") as the Committee determines in its discretion. The exercise price (which shall not be less than the fair market value of the Common Stock (as defined in the Option Plan) on the date the option is granted) and other terms and conditions will be determined by the Committee at the time Committee takes the action necessary to grant the option.

As part of your employment you will be eligible for SIMTEK's standard benefit plans, programs and arrangements, according to the terms and conditions of the plans, programs and arrangements, as such terms and conditions may be modified from time to time or terminated, and on the same basis as other employees of SIMTEK, including health and life insurance, holiday and vacation pay, and long and short-term disability coverage. You will be eligible to participate in SIMTEK Corporation's 401(k) Retirement Savings Plan according to the terms and conditions of the 401(k) Retirement Plan and on the same basis as other employees of SIMTEK. You will accrue vacation at a rate of 1.67 days per month. This is equivalent to 20 days per year.

Your employment with SIMTEK will be "at-will." This means that either you or SIMTEK may terminate your employment at any time, with or without cause, with or without notice, and for any reason or no reason.

Unless you've already signed the following documents, as part of your employment with SIMTEK you will be expected to execute, concurrently with the execution of this offer letter, the SIMTEK Invention and Patent Agreement and the SIMTEK Confidentiality, Proprietary Information, and Trade Secret Agreement, Simtek's Code of Business Conduct and Ethics and Simtek's Insider Trading Policy. Copies of these documents have been provided to you separately. You will also be expected to sign the Employment Eligibility Verification Form I-9 published by the Immigration and Naturalization Services in order to comply with the Immigration Reform and Control Act. A copy of Form I-9 is being provided to you herewith.

This offer expires at 5:00 PM Mountain Time on 11/03/06. I look forward to your favorable response to this offer and to you joining the SIMTEK team on a full time basis.

Sincerely,

Simtek Corporation

By:

/s/  HAROLD BLOMQUIST
-----------------------------------------
HAROLD A. BLOMQUIST
Chief Executive Officer and
President

I have read this offer and I understand and I accept its terms.


/s/  RON SARTORE
------------------------------------
Ron Sartore

Date: November 3, 2006

                                    Exhibit A

                       Special Compensation for Inventions

The following inventions have been preliminarily defined between Mr. Sartore and Simtek. These are all inventions that predate Mr. Sartore's employment date. In the event that SIMTEK wishes to proceed with any or all possible patent applications for these inventions Mr. Sartore is to be compensated according to the following table. All grants are for stock, not options, and are to be priced at the time of the qualifying event. These grants may create a taxable event for Mr. Sartore for which he will be totally responsible.


------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Invention Date            Description       Additional Information    Shares Granted on      Shares Granted on
                                                                          Patent Application    Issuance of Patent(2)
                                                                            Being Filed(1)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                                         1,500 shares           2,500 shares
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                                         1,500 shares           2,500 shares
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                                         1,500 shares           2,500 shares
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                                         1,500 shares           2,500 shares
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                                         1,500 shares           2,500 shares
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                                         1,500 shares           2,500 shares
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                                         1,500 shares           2,500 shares
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                                         1,500 shares           2,500 shares
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


(1) The date that an "Application" shall be deemed "Filed" shall be the date that SIMTEK's patent application with respect to the applicable invention described in the aforementioned table shall be filed with the United States Patent and Trademark Office ("PTO"). The shares shall be "Granted" on the date that is 30 days after the Application is Filed with the PTO. Each invention shall relate to only one patent.

(2) With respect to each invention, the date that a patent shall be deemed "Granted" shall be the date that the PTO grants and issues a patent with respect to such invention. The shares issuable to Mr. Sartore upon the PTO's issuance of a patent shall be issued on the date that is 30 days after the PTO issues such patent. Each invention shall relate to only one patent.